UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  February 23, 2015
Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)
Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)
(650) 802-7888
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02Termination of Material Definitive Agreement

On February 23, 2015, Communication Intelligence Corporation (the "Company") and Venture Champion Asia Limited, an affiliate of ICG Global Limited (the "Lender"), mutually agreed to terminate the May 6, 2014 Credit Agreement previously entered into by the Company and Lender.  At the time of the termination of the Credit Agreement, no amount was owing by the Company to the Lender under the terms of the Credit Agreement.  A warrant to purchase approximately 10.909 million shares of Common Stock had been issued to the Lender in connection with the Company's entry into the Credit Agreement.  Contemporaneous with the termination of the Credit Agreement by the Company and Lender, this warrant was likewise terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Communication Intelligence Corporation
Date: February 27, 2015
	By:	/s/ Andrea Goren

Andrea Goren
Chief Financial Officer